As filed with the Securities and Exchange Commission on September 16, 1996

                                                           Registration No. 333-
 -------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                               DUKE POWER COMPANY
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA                                          56-0205520
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                             422 SOUTH CHURCH STREET
                    CHARLOTTE, N.C. 28242-0001 (704)594-0887
     (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                     DUKE POWER COMPANY STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  ELLEN T. RUFF
                            DUKE POWER COMPANY, PB05E
                             422 SOUTH CHURCH STREET
                  CHARLOTTE, NC 28242-0001 PHONE: (704)382-8127
                      (Name, address including zip code and
           telephone number, including area code, of agent for service

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------
                                                                Proposed
                                               Proposed            maximum
Title of Securities     Amount to be       maximum offering   aggregate offering      Amount of
to be registered        registered         price per share*        price*         registration fee
- --------------------------------------------------------------------------------------------------
Common stock, without   2,000,000 shares      $46.6875          $93,375,000        $32,199
par value
- --------------------------------------------------------------------------------------------------


         *Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on September 11, 1996.

         There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement on Form S-8 (the "Registration Statement") is being filed by Duke Power Company (the "Company" or "Registrant") with respect to the Duke Power Company Stock Incentive Plan (the "Plan"), referred to on the cover of this Registration Statement. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company's employees who is selected to participate in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (1) Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995.

         (2) Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996 and June 30, 1996.

         (3) The description of the Common Stock, without par value (the "Common Stock"), of the Company, which is contained in the Company's Registration Statement on Form S-3, Registration No. 33-52479, filed with the Commission on March 2, 1994, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Matters

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Steve C. Griffith, Jr., Vice Chairman of the Board and General Counsel of the Company.

         As of August 31, 1996, Mr. Griffith beneficially owned 43,856 shares of Common Stock, including 42,686 shares held under the Stock Purchase-Savings Program for Employees and the Employees' Stock Ownership Plan.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Company permit indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the 1933 Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS


      EXHIBIT
      NUMBER                        DESCRIPTION

         4(A)              Duke Power Company Stock Incentive Plan (Incorporated by reference to Appendix A to the Definitive Proxy Statement for the Registrant's 1996 Annual Meeting of
                             Shareholders, filed with the Commission on March 18, 1996).
         4(B)              Restated  Articles of  Incorporation  of Registrant,  dated as of October 6, 1993 (filed with Form S-3, File No. 33-50617, effective October 20, 1993, as Exhibit 4(A)).
         4(C)              By-Laws of Registrant, as amended (filed with Form 10-K for the year ended
                             December 31, 1995, File No. 1-4928, as Exhibit 3-C).
         5                 Opinion of Steve C. Griffith, Jr., Esq.
        23(A)              Independent Auditors' Consent
        23(B)              Consent of Steve C. Griffith, Jr., Esq. (included in Exhibit 5)
        24(A)              Copy  of  power  of  attorney   authorizing  Ellen  T.  Ruff  and  others  to  sign  the
                             registration statement  on  behalf  of  the   Registrant   and  certain  of  its
                             directors and officers
        24(B)              Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney





ITEM 9.   UNDERTAKINGS

         The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
                       (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities
       Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities
       Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE
REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL
OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED,
THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE AND STATE OF NORTH CAROLINA,
ON THE 16TH DAY OF SEPTEMBER, 1996.

                                        DUKE POWER COMPANY
                                            REGISTRANT

                                            By:  W.H. Grigg
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING
PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.




                  SIGNATURE                             TITLE                               DATE

         W. H. Grigg                           Chairman of the Board and              September 16, 1996
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)

         Richard J. Osborne                    Senior Vice President and              September 16, 1996
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)

         Jeffrey L. Boyer                      Controller (Principal                  September 16, 1996
                                                  Accounting Officer)

         G. Alex Bernhardt
         Crandall C. Bowles
         Robert J. Brown
         W. A. Coley
         Steve C. Griffith, Jr.
         W. H. Grigg
         Paul H. Henson
         George Dean Johnson, Jr.              A majority of the Directors            September 16, 1996
         W. W. Johnson
         Max Lennon
         James G. Martin
         Buck Mickel
         R. B. Priory
         Russell M. Robinson, II


         ELLEN T. RUFF, by signing her name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.


                                                        Ellen T. Ruff
                                                        Ellen T. Ruff
                                                        ATTORNEY-IN-FACT

                                  EXHIBIT INDEX



      EXHIBIT
      NUMBER                                         DESCRIPTION

         4(A)              Duke Power Company Stock Incentive Plan (Incorporated by reference to Appendix A to the Definitive Proxy Statement for the Registrant's 1996 Annual Meeting of
                             Shareholders, filed with the Commission on March 18, 1996).
         4(B)              Restated  Articles of  Incorporation  of Registrant,  dated as of October 6, 1993 (filed with Form S-3, File No. 33-50617, effective October 20, 1993, as Exhibit 4(A)).
         4(C)              By-Laws of Registrant, as amended (filed with Form 10-K for the year ended
                             December 31, 1995, File No. 1-4928, as Exhibit 3-C).
         5                 Opinion of Steve C. Griffith, Jr., Esq.
        23(A)              Independent Auditors' Consent
        23(B)              Consent of Steve C. Griffith, Jr., Esq. (included in Exhibit 5)
        24(A)              Copy  of  power  of  attorney   authorizing  Ellen  T.  Ruff  and  others  to  sign  the
                             registration statement  on  behalf  of  the Registrant and  certain  of  its directors and officers
        24(B)              Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney